                                                                   EXHIBIT 10.14









                                      LEASE








LANDLORD                                     BOMAX PROPERTIES
                                             Ithaca, New York



TENANT                                       ITHACA PERIPHERALS
                                             INCORPORATED
                                             Groton, New York

                                TABLE OF CONTENTS

                                                                            Page
     I.     Leased Property .............................................      1

    II.     Term ........................................................      6
   III.     Rent ........................................................      7

    IV.     Real Property Taxes .........................................     10
     V.     Utilities ...................................................     14

    VI.     Use .........................................................     14
   VII.     Condition of Property .......................................     15

  VIII.     Alterations/Mechanics Lien   ................................     16
    IX.     Repairs and Maintenance .....................................     18

     X.     Inspection ..................................................     20
    XI.     Surrender of Premises .......................................     21

   XII.     Insurance ...................................................     21
  XIII.     Fire or Casualty Loss .......................................     23

   XIV.     Liability ...................................................     25
    XV.     Covenant of Quiet Enjoyment .................................     25

   XVI.     Subordination ...............................................     25
  XVII.     Assignment ..................................................     26

 XVIII.     Appropriation ...............................................     27
   XIX.     Lessee Defaults .............................................     28

    XX.     Lessor Defaults .............................................     30
   XXI.     No Waiver of Rights .........................................     31

  XXII.     Indemnification .............................................     31
 XXIII.     Benefit .....................................................     33

  XXIV.     Notices .....................................................     33
   XXV.     Entire Agreement ............................................     33

  XXVI.     Captions ....................................................     34
 XXVII.     Severability ................................................     34

XXVIII.     Governing Law ...............................................     34
  XXIX.     Recording ...................................................     34

   XXX.     Lessee's CertifiCate ........................................     35
  XXXI.     No Broker ...................................................     35



                                    EXHIBITS
   Map of Premises                                                            A
   List of Liens and Encumbrances                                             B
   October 10, 1991 Building Specifications                                   C
   Malloy Agreement                                                           D

                                 LEASE AGREEMENT


         THIS AGREEMENT, made and entered into as of the _____ of December, 1991, between BOMAX PROPERTIES, a New York general partnership with an office at 2415 North Triphammer Road, Ithaca, New York 14850, (hereinafter referred to as "Lessor"), and ITHACA PERIPHERALS INCORPORATED, a Delaware corporation with an office at 767 Warren Road, Ithaca, New York 14850 (hereinafter referred to as "Lessee").

                              W I T N E S S E T H :

         That in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:



                                    ARTICLE I

                                 LEASED PROPERTY

         A. Real Property. Lessor represents that it is the owner in fee of a certain tract of land located in the Village of Lansing, County of Tompkins, State of New York, more particularly described in Exhibit A, which is attached hereto and made a part hereof, free and clear of all liens, easements and encumbrances, except those described on Exhibit B which is attached hereto and made a part hereof. Exhibit A depicts two parcels of land, Parcel 1 of approximately five and one half acres which is hereinafter referred to as "Premises," and Parcel 2, hereinafter referred to as "Parcel Two."

         Lessor hereby leases and lets, and Lessee hereby hires, the Premises, together with an easement in common with others over Bomax Drive and the connecting private driveway for the purposes of ingress and egress from Warren Road to the Premises. Lessee shall pay one-half (50%) of the maintenance costs pursuant to a maintenance agreement made _______________ between Lessor and Bernard Malloy, a copy of which is attached hereto as Exhibit D. The easement and maintenance agreement regarding Bomax Drive shall continue only until such time as Bomax Drive shall have been dedicated to and accepted by the Village or Town of Lansing as a public street or highway.

         B. Option and Right of First Refusal. At any time during the Lease term, Lessee shall have the option, upon written notice to Lessor, of including a contiguous portion of Parcel 2 within this Lease. If Lessee exercises its option, Lessee and Lessor shall have 90 days during which to negotiate the terms upon which the portion of Parcel 2 will be included within this Lease, including, if applicable, the terms upon which Lessor will construct and lease any proposed expansion of the building leased to Lessee hereunder. If the parties reach agreement, Lessor shall take all necessary action to obtain subdivision approval to divide the remaining acres of Parcel 2.

         If the parties are unable to agree upon lease terms for Parcel Two within the 90-day period, Lessor shall be free to lease all or any portion of Parcel 2 to a third party, subject to the following right of first refusal of Lessee to match any lease terms offered to the third party. If Lessor contemplates lease or sale of any other contiguous parcel owned by Lessor and shown on Exhibit A, Lessee shall have the right of first refusal to lease such property at the same price and under the same terms and conditions that Lessor is willing to accept pursuant to a bona fide offer received from any third party. Lessor shall present such offer to Lessee in writing, and Lessee shall have thirty (30) days thereafter to either accept or reject the offer. If Lessee does not accept the offer in writing delivered to Lessor, then Lessor may lease the property to the bona fide third party on substantially the same terms and conditions as contained in the offer.

         C. Improvements. Lessor agrees to construct on the Premises, at its own cost and expense, a building and other improvements in accordance with plans revised as of October 14, 1991 ("Revision #2) and specifications dated October 10, 1991, prepared by Tallman & Tallman, architects, which plans and specifications have previously been reviewed and approved by both parties hereto. The specifications as of October 10, 1991, are set forth in Exhibit C which is attached hereto and made a part hereof. The Premises, building and improvements are hereinafter referred to as the "Leased Property."

         D. Contingencies. Lessor and Lessee hereby agree that it is a condition of this Lease that Lessor shall have obtained acceptable financing, contractor bids, and final drawings by March 1, 1992. If Lessor is unable to obtain financing, contractor bids or final drawings on terms acceptable to Lessor in its discretion, then Lessor shall provide written notice to Lessee by March 1, 1992, and this Lease shall terminate as of March 1, 1992, without further liability of one party to the other.

         E. Completion of Improvements. Construction of the improvements shall commence on or before March 15, 1992, and shall be completed and delivered to Lessee for lawful occupation by October 1, 1992. On or about June 1, 1992, Lessor will advise Lessee of the projected date for occupancy. If occupancy is not available by October 1, 1992, Lessor will pay Lessee Nine Thousand and no/100 Dollars ($9,000.00) per month. In the event construction is not completed and a Certificate of Compliance issued by January 1, 1993, Lessee shall have the option of terminating the Lease, without further liability or obligation, upon written notice to Landlord. Said improvements shall be constructed, and the Leased Property upon substantial completion shall be rendered to Lessee for occupancy, in compliance with the building code of the Town and Village of Lansing, County of Tompkins and State of New York, for use as a light manufacturing facility. Lessee, by entering into occupancy of the Leased Property, shall be deemed to have agreed that: (1) Lessor, up to the time of such substantial completion and occupancy, had performed all of its obligations and that the Leased Property, except for minor details of construction, decoration and mechanical adjustment, were in satisfactory condition as of the date of such occupancy and (2) the term of this Lease shall commence as of the date specified in Article II below.

         F. Representations and Warranties. Lessor represents and warrants the following matters, each of which shall be a condition to commencement of the Lease term and shall survive the execution and delivery of this Lease:

                  (1) The Lessor has obtained or will obtain prior to the commencement of the Lease term all governmental permits, licenses, certificates and approvals necessary to construct and occupy the building and improvements set forth in Exhibit C.

                  (2) Lessor has obtained or will obtain prior to commencement of the Lease term all subdivision approvals necessary for the lease of the Leased Property and construction of the building and improvements thereon.

                  (3) The building and improvements described on Exhibit 3 will be constructed in a good and workmanlike manner, in compliance with all applicable governmental laws, rules and regulations, and will conform to the specifications set forth in Exhibit C.

                  (4) The Leased Property is zoned for use as a light manufacturing facility contemplated by Lessee, without the need for a special use permit or variance.

                  (5) On and after the commencement date of this Lease, the Leased Premises shall be free and clear of all liens and encumbrances which could adversely affect the use and enjoyment of the Leased Property in accordance with the terms of this Lease.

                  (6) The Leased Property is, and upon the commencement of the Lease term shall be, free of any petroleum or petroleum product, hazardous waste, hazardous material, hazardous substance or any other contaminant or pollutant. In the event that during the Lease term any such substance is discharged onto or released from the Lease Property (other than from causes arising out of Lessee's use or occupancy of the Leased Property), Lessor shall promptly take all appropriate and necessary remedial action and indemnify and hold Lessee harmless from all costs and expenses thereof.

                  (7) The Leased Property is served by public water and the building to be constructed on the Leased Property will be connected to the public water system.

                  (8) Lessor shall furnish to Lessee an acceptable Phase I environmental assessment of the Leased Property showing no environmental problems associated with the property. If Lessor's lender requires a more detailed environmental study, Lessor shall provide same to Lessee.


                                   ARTICLE II

                                      TERM

         The term of this Lease shall extend for a period of ten (10) years, commencing on the date on which Lessor delivers the Leased Property to Lessee with evidence from the Village of Lansing permitting the Lessee to lawfully occupy the Leased Property for the intended purpose. Lessee has the option to renew this Lease for two (2) additional five (5) year terms. Lessee shall notify Lessor in writing of its intent to renew at least one hundred eighty (180) days prior to the end of the original term or of the first five (5) year renewal term.


                                   ARTICLE III

                                      RENT

         A. Rent. Upon commencement of the term of this Lease, Lessee shall pay to Lessor rent for the Leased Property during the term of this Lease on a gross square footage basis as determined by the exterior dimensions of the building excluding the courtyard (it being the intention of the parties that the gross square footage will be approximately 26,000) at the following annual rates:

                  Year 1     $6.00 per gross square foot
                  Year 2     $6.00 per gross square foot
                  Year 3     $6.00 per gross square foot
                  Year 4     $7.00 per gross square foot
                  Year 5     $7.00 per gross square foot
                  Year 6     $7.50 per gross square foot
                  Year 7     $7.50 per gross square foot
                  Year 8     $8.25 per gross square foot
                  Year 9     $8.25 per gross square foot
                  Year 10    $8.25 per gross square foot

The rent shall be due and payable in equal monthly installments, in advance, on the first day of each and every month during the term of this Lease. If this Lease commences on a day other than the first of a month, the rent for the first and last months shall be prorated accordingly.

         In the event the building is not one hundred percent completed by the occupancy date, Lessee shall be entitled to a rent abatement in the amount of a percentage equal to the percentage of unfinished interior items using the allocation established under the ALA construction contract. Lessor shall have thirty (30) days to complete any interior punch list items agreed to by the parties. If any exterior items are unfinished, the parties shall agree to a punch list, and Lessor shall provide a written undertaking to provide said exterior items within a specific time frame when weather permits. Lessor will give Lessee a rent offset in the event exterior items are not completed within the agreed time frame.

         Lessee shall pay said monthly rental payments without notice or demand and without abatement, deduction or set off except as expressly provided herein, in lawful money of the United States at the office of Lessor or at such other place as Lessor may designate in writing.

         In the event Lessee fails to pay a monthly rental payment or additional rent or any other charge due Lessor by Lessee under this Lease, by the fifth day of the month, Lessee shall pay, as additional rent, a five percent (5%) late charge on the amount due.

         B. Triple Net Lease. It is intended that this shall be a triple net Lease. Under the terms of this Lease, it is contemplated that Lessee, in addition to paying the rent above, shall pay all real property taxes and assessments, utilities and other costs of operation of said building, and insurance.

         C. Commencement. Lessor and Lessee agree that all financial obligations of Lessee under this Lease, including its obligation to pay rent, real property taxes, insurance and utilities commences only upon, and is prorated as of, the commencement of the lease term.

         D. Renewal Term Rent. The rental during any renewal term shall be calculated based on the increase, if any, in the cost of living as determined by the Consumer Price Index for all Urban Consumers (CPI-U) "all items" column (published monthly by the United States Department of Labor), hereinafter called the "Index".

                  (i) The Index number indicated in the column for "all items" for the first month of the last year of the original term shall be the "Base Index" and the corresponding Index number for the last month of the year or renewed year of this Lease immediately preceding the year just renewed and for which this calculation is made (Index) shall be the "Current Index Number." The "Current Index Number" shall be divided by the Base Index Number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

                  (ii) The percentage of increase shall then be multiplied by the annual rent for the last year of the original term and the product shall be considered the increase required in the annual rent, provided, however, that the percentage of increase shall not exceed six percent (6%). This calculation of increase shall be made at the commencement of the first renewal term and the increased annual rent will be the rent required to be paid for the first three (3) years of the renewal term. Thereafter, the annual rent will be increased by the aforesaid calculation at the commencement of years four, six, and eight of the renewal term or terms.

                  (iii) Lessor shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give Lessee notice of any increase so determined, and Lessor's computation thereof shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based unless Lessee shall, within sixty (60) days after the giving of such notice, notify Lessor of any claimed error therein. Any dispute between the parties as to any such computation shall be determined by arbitration.

                  (iv) If at the time of any calculation for an increase the Current Index Number is equal to or less than the Base Index number, the annual rent as provided in this Lease shall not be adjusted but shall remain the same for said new year.


                                   ARTICLE IV

                               REAL PROPERTY TAXES

         A. Impositions. Lessee shall pay and discharge, as soon as the same shall become due and payable, all real property taxes, special or general, ordinary or extraordinary, assessments, water and sewer rents, charges for public utilities, excises, levies, license and permit fees, and other governmental charges which shall be imposed upon or become due and payable or become a lien upon the Leased Property or any part thereof, including any building and improvements which may hereafter be placed or erected thereon, or on the sidewalks or streets in front of the same by any federal, state, municipal or other governmental or public authority under existing law or practice, or under any future law or practice (all such real property taxes, assessments, rents, rates, excises, levies and charges being hereinafter referred to as "Impositions"). If, at any time during the term of this Lease, the present method of taxation shall be changed so that the whole or any part of the said Impositions shall be transferred to the rentals received from the said real estate, Lessee covenants and agrees to pay such Impositions, whether levied on said real estate in whole or in part, or against said rentals in whole or in part, it being the intent of the parties that Lessee shall pay the Impositions assessed, levied or imposed upon the Leased Property, as above expressed, but not income tax or its equivalent, and Lessee agrees to protect and save the Lessor harmless against any such Impositions. If any assessments may be paid in installments, however, Lessee shall be required to pay only such installments as become due and payable during the term of this Lease and at the time each such installment becomes due and payable. Upon Lessor's written request, copies of all receipted tax and similar bills paid by Lessee shall be sent promptly to Lessor. Impositions for periods during which this Lease commences and terminates shall be apportioned as of commencement and termination of the lease term.

         B. Tax Abatement. Lessor and Lessee agree that the Leased Property
[ ] qualifies for a Tompkins County Industrial Development Agency ("TCIDA") tax abatement pursuant to an agreement between Lessor and TCIDA. Lessor will take all reasonable steps to [ ] finalize a payment in lieu of taxes agreement in accordance with TCIDA approval, but it is expressly agreed that this Lease is not contingent upon the [ ] finalization of such payment. The parties agree that there are approximately $10,000.00 - $15,000.00 fees payable to the TCIDA, to be paid in the first year.
[ ]
         C. Default. Upon default of the payment of any Impositions by Lessee for thirty (30) days after the said Impositions shall have become due and payable, Lessor may, but shall not be obligated to, pay the same plus any interest and penalties, and any amount so paid, with interest at the rate of prime plus 2% per annum, as charged from time to time by Norstar Bank, or its successor, may be added to and be collectible as additional rental hereunder. The bill or receipt issued by the taxing agency shall be deemed conclusive evidence of the amount of tax and the amount paid.

         D. Tax Challenge. Lessee shall have the right to review or contest, by legal proceedings instituted and conducted at Lessee's own expense and free of expense to Lessor, any such Impositions imposed upon or against the Leased Property, and in case any such Impositions shall, as a result of such proceeding or otherwise, be reduced, cancelled, set aside or to any extent discharged, Lessee shall be obligated to pay the amount that shall be finally assessed or imposed against the Leased Property, or be adjudicated to be due and payable, or any such disputed or contested items.

         In the event Lessee exercises its right to review, by legal proceedings, any such Impositions imposed upon or against the Leased Property, Lessee shall, nevertheless, pay and continue to pay such Impositions, and if there be a refund payable with respect thereto, Lessee shall be entitled to receive any such refund to the extent that the same has been paid by Lessee. Any refunds received by Lessor, which are payable to Lessee for the reasons stated above, shall be deemed trust funds, and as such, are to be received by Lessor in trust and paid to Lessee forthwith. The term "legal proceedings" as here used shall be construed to include (but not limited to) appropriate appeals from any judgments, decrees or orders, and certiorari proceedings and appeals from orders therein, including appeals to the court of last resort.

         E. Tax Escrow. In the event that Lessor is required, by its lender or any other entity or agency, to pay the aforesaid Impositions in the first instance and/or establish an escrow account for the payment of such taxes, Lessee agrees to reimburse Lessor for any taxes paid, and to fund any escrow account to the extent required, on a monthly basis, together with any amounts required by the lender to establish, initially, the escrow account; it being the intention of the parties that Lessee will hold Lessor harmless against the payment of any real estate taxes or Impositions, this being a triple net Lease, as expressed in ARTICLE III, paragraph B above. Any such reimbursement and payment into the aforesaid escrow account shall be regarded as additional rent due under this Lease. Notwithstanding this reference to the escrow account obligation as additional rent or anything else in the Lease to the contrary, the escrow account and any interest therein shall at all times remain the property of Lessee.

                                    ARTICLE V

                                   UTILITIES

         Upon commencement of the lease term, Lessee shall pay all charges for utilities, including, but not limited to, gas, electricity, light, heat, water, sewer rental charges, power and telephone or other communication service used, rendered or supplied, upon or in connection with the Leased Property, and shall indemnify Lessor against any liability or damages on such account.

                                   ARTICLE VI

                                       USE

         Lessee shall use and occupy the Leased Property as light manufacturing and offices. Lessee shall not use or occupy, or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property, in a manner which will in any way violate any certificate of occupancy affecting the Leased Property, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished hereunder or which will cause such insurance to increase, or which will cause or be likely to cause structural damage to the building or any part thereof or which will increase the hazard of fire or which shall be in violation of the rules of the Board of Fire Underwriters or the provisions of the insurance policies on the premises, or which will constitute a public or private nuisance, and shall not use or occupy the Leased Property in any manner which will violate any present or future laws or regulations of any governmental authority.

         Lessee agrees that the Leased Property will be used and occupied in a careful, safe and proper manner, and that Lessee will not permit waste, damage or injury to occur therein.


                                   ARTICLE VII

                              CONDITION OF PROPERTY

         Neither Lessor nor its agents have made any other representations with respect to the Leased Property, except as expressly set forth in the provisions of this Lease.

         Lessor hereby assigns all of its right, title and interest (including specifically all remedies) in all warranties and guarantees with respect to the construction of the building on the Premises. Lessor shall turn over to Lessee all documents and literature evidencing such warranties and shall execute written assignments of all rights thereunder, as and when requested by Lessee.

                                  ARTICLE VIII

                           ALTERATIONS/MECHANICS LIENS

         A. Alterations. Lessee will not make any alterations of or upon any part of the Leased Property except by or with the written consent of Lessor and any mortgagee, if required by the mortgagee. Lessor agrees not to withhold unreasonably its consent to any such alterations proposed by Lessee. Notwithstanding the foregoing, Lessee shall be entitled to place on the Leased Property one identifying sign, which sign shall conform to the requirements of the Village of Lansing Sign Ordinance, without Lessor's consent. No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Leased Property, and all alterations will be completed in a workmanlike manner. All alterations to the Leased Property shall remain for the benefit of Lessor unless otherwise provided in said written consent, and Lessee further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless Lessor from any expenses, liens, claims or damages to persons or property on the Leased Property, arising out of or resulting from the undertaking or making of said alterations. Lessee shall provide as-built plans for all alterations at the termination of this Lease.

         No changes or alterations shall be undertaken until Lessee shall have procured and paid for any required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

         In the event, however, any alterations, additions or improvements are made to the demised premises without the consent of Lessor, Lessee shall, upon the expiration of this Lease, or any renewal thereof, unless otherwise agreed to in writing by Lessor and Lessee, restore the demised premises to its original condition as of the date of the commencement of the term hereunder, with consideration given for normal wear and use.

         Nothing in this Article shall be deemed or construed as (a) Lessor's consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvement thereon, or (b) giving the Lessee or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.

         B. Mechanic's Liens. If, because of any act or omission by Lessee, any mechanic's or other lien for the payment of money shall be filed against the Leased Property, Lessee shall cause the lien to be discharged of record or bonded within ten (10) days after notice to Lessee of the filing of the lien and Lessee shall defend, indemnify and hold Lessor harmless against any and all costs, liabilities, suits or claims, including reasonable attorney's fees, resulting therefrom. If Lessee fails to comply with the foregoing provision, Lessor shall have the option of discharging or bonding any such lien, and Lessee shall reimburse Lessor as additional rent all the costs and expenses, including reasonable attorney fees, in connection with such discharge within ten (10) days after notification by Lessor.



                                   ARTICLE IX

                             REPAIRS AND MAINTENANCE

         A. Lessor's Repairs. Except where damage is caused by Lessee, Lessor, at Lessor's expense, shall make all necessary structural repairs to the roof, foundation and exterior walls. Lessor shall assign to Lessee, or make other suitable arrangements for Lessee to obtain the benefit of, all builder's and equipment warranties, including warranties on pipes, plumbing and septic system. Lessor shall take all reasonable steps to obtain warranties of the duration previously provided to Lessee, but it is expressly agreed that this Lease is not contingent upon receipt of such warranties. No diminution of rent shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs to the Leased Property unless all or a substantial portion of the Leased Premises shall be uninhabitable for a period of five days or more.

         B. Lessee's Repairs. Lessee shall, at its own expense, make all other necessary repairs and replacements to the Leased Property during the term of this Lease. Lessee shall maintain in a good and safe condition the Leased Property, including, but not limited to, the pipes, plumbing and septic systems, heating and cooling system, window glass, fixtures, appliances, appurtenances and equipment used in connection with the Leased Property. Such repairs and replacements shall apply to the interior and exterior of said Leased Property, and shall be in quality and class at least equal to the original work. Lessee shall also, at its own expense, maintain and keep the parking area and sidewalks and curbs in a clean and orderly condition (including resurfacing of the parking area as required), reasonably free of dirt, rubbish, snow, ice and unlawful obstructions. In the event municipal sewer service becomes available to the Leased Property during the course of construction and prior to issuance of a Certificate of Compliance, the cost of connection to such services shall be borne by Lessor; in the event municipal sewer service becomes available to the Leased Property following issuance of a Certificate of Compliance, the cost of connection to such services shall be borne by Lessee.

         C. Default. On default of Lessee in making such repairs or replacements, 30 days after Lessor gives written notice to Lessee and a right to cure such default, Lessor may, but shall not be required to, make any remaining repairs and replacements for Lessee's account, and the expense thereof shall constitute and be collectible as additional rent. The receipted bills of the mechanics or contractors employed by Lessor, showing the payment by Lessor for the making of such repairs or alterations, shall be prima facie evidence of the reasonableness of such charges therefor, and of their payment by Lessor.

         D. Indemnification. Lessee shall indemnify Lessor against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Lessee's failure to comply with the foregoing, and Lessee shall not call upon Lessor for any disbursement or outlay whatsoever in connection therewith, and hereby expressly releases and discharges Lessor of and from any liability therefor.

         E. Arbitration. In case any dispute shall arise at any time between Lessor and Lessee as to the standard of care and maintenance of the Leased Property, such dispute shall be determined by arbitration according to the then-current commercial arbitration rules of the American Arbitration Association in Ithaca, New York, before a single arbitrator; provided, that if the requirement for making repairs or replacements is imposed by any governmental authority or the holder of any mortgage to which this Lease is subordinate, then such requirement for repairs or replacements shall be complied with by Lessee and shall not be considered an arbitratable dispute, unless arbitration is provided for by law or by agreement with the applicable governmental authority or mortgage holder.


                                    ARTICLE X

                                   INSPECTION

         Lessee agrees to permit Lessor, or Lessor's representatives, to inspect or examine the Leased Property at any reasonable time, to permit Lessor to make such repairs to the building as Lessor may determine are reasonably necessary for its safety or preservation and which Lessee has failed to do, and to have access for purpose of showing the premises to prospective tenants or purchasers.

                                   ARTICLE XI

                              SURRENDER OF PREMISES

         At the expiration of the lease term, or at any other termination of this Lease, Lessee shall surrender to Lessor the Leased Property, broom clean, and in as good condition and repair as it was at the commencement of this Lease, ordinary wear and tear or damage by fire or other act of God, the only exceptions. Any holdover by Lessee of the end of this Lease shall be considered to be on a month-to-month basis on the same terms and conditions as expressed herein except the monthly rental payment shall be two times the rental provided at that time unless the parties mutually agree to a different amount.


                                   ARTICLE XII

                                    INSURANCE

         A. Lessee's Insurance. Lessee shall carry at its own expense, fire and extended coverage insurance on its own leasehold improvements, on the contents of the premises and on any other personal property owned by Lessee located at the premises.

         Lessee, at its sole cost and expense, and for the mutual benefit of Lessor and Lessee, shall carry and maintain loss of rent coverage in an amount equal to at least twelve months' rent.

         B. Insurance. Lessor shall procure, provide and maintain insurance for the mutual benefit of Lessor and Lessee against claims for bodily injury or death or injury to or destruction of tangible property, under a policy of general public liability insurance, with $1,000,000.00 combined single limit for bodily injury, death and property damage for each annual policy period. The liability policy provided for in this section shall be primary to any similar coverage maintained by Lessor or Lessee.

         Lessor shall procure, provide and maintain the necessary insurance and pay the premiums for fire, extended coverage and all risk insurance for the benefit of Lessor against loss or damage to the demised premises, and to any improvements in an amount sufficient to prevent Lessor from becoming a co-insurer under the terms of the applicable policies but, in any event, in an amount not less than 80% of the full insurable value thereof, as determined from time to time. The term "full insurable value" shall mean actual replacement cost (exclusive of cost of excavation, foundations and footings below the basement floor) without deduction for physical depreciation. If Lessee does anything that increases Lessor's fire insurance premiums, Lessee shall pay the increase in full as additional rent within ten (10) days of Lessor's notice.

         C. Reimbursement. Lessee shall reimburse Lessor for the cost of such insurance obtained by Lessor. Lessee shall make payment of the premium cost within ten (10) days of the rendering of the bill by Lessor. The cost of such insurance premium shall be considered and treated as additional rent hereunder. If Lessee feels that the premium cost of the insurance procured by Lessor is excessive, Lessee will be entitled to obtain competitive quotes for comparable coverage, and if such quotes are less than the actual cost, Lessor will switch insurance coverage for the next policy year.

         D. Waiver of Liability. Lessor and all parties claiming under Lessor hereby release Lessee from any and all claims and liabilities arising from or caused by any hazards covered by the fire insurance policy obtained by Lessor on the Premises, regardless of the cause of such casualty. Lessee and all parties claiming under Lessee hereby release Lessor from any and all claims and liabilities arising from or caused by any hazards covered by the fire insurance policy obtained by Lessee on the Premises, regardless of the cause of such casualty. Lessor shall not be liable for any damage to Lessee's fixture, merchandise or personal property caused by fire regardless of the cause thereof, and Lessee hereby releases Lessor of and from all liabilities for such damage. Lessee shall not be liable for any damages to Lessor's building, fixtures or property caused by fire regardless of the cause thereof and Lessor hereby releases Lessee from all liabilities for such damage.


                                  ARTICLE XIII

                              FIRE OR CASUALTY LOSS

         In the event of damage to the Leased Property by fire or other casualty, Lessor, at its sole expense, shall promptly restore, upon receipt of insurance proceeds, the Leased Property as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by the Lessor pursuant to the provisions of this Lease, less the cost, if any, of obtaining such recovery, shall be held by Lessor and applied by Lessor to the payment of such restoration, as such restoration progresses. In the event of any such partial destruction or damage, provided that there shall be in force the loss-of-rent coverage required by Article XII, A (Lessee's Insurance), there shall be a proportionate abatement of rent until such time as the Leased Property is repaired and delivered to the Lessee based upon the extent to which the Leased Property is rendered untenantable.

         If, at any time during the term of this Lease, the Leased Property is completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for its designated use, and repair or restoration cannot be completed within nine months, either party may terminate this Lease on written notice to Lessee of at least ten days and no more than forty-five days. Such notice shall be given within sixty days after the date of such damage or destruction. If the Lease shall so terminate, all basic and additional rent shall be apportioned to the date of the termination, and all insurance proceeds shall belong to Lessor.

         If the Lease is not so terminated, Lessor shall promptly rebuild and restore the Leased Property as nearly as possible to its condition prior to such damage. Lessee's obligation to pay rent and all other charges, and to perform all other terms of this Lease, to the extent of the loss-of-rent coverage required by Article XII, A, shall abate during the period the Leased Property is untenantable. Any loss of rent insurance proceeds receivable on account of such destruction or damage shall belong to Lessor.


                                   ARTICLE XIV

                                    LIABILITY

         Lessor shall not be liable to Lessee or those claiming under Lessee for any damage done to or loss of personal property located in the Premises, or damage or loss suffered by the business or occupation of Lessee arising from the bursting of water pipes, sprinkler system, overflowing or leaking of water, sewer or other pipes, or from the heating or plumbing fixtures or from the electric wiring, or from gas odors or from any other cause whatsoever, unless resulting from the negligence or intentional acts of Lessor.


                                   ARTICLE XV

                           COVENANT OF QUIET ENJOYMENT

         Lessee, upon the payment of the rent and other charges herein provided for, and performing all other terms of this Lease, shall at all times during the lease term, peaceably and quietly enjoy the Premises without any disturbance from Lessor or from any other person claiming through Lessor.


                                   ARTICLE XVI

                                  SUBORDINATION

         This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force or which shall at any time be placed upon the Premises or any part thereof or the building of which the Premises is a part, provided the mortgage contains a standard non-disturbance clause allowing this Lease to remain in effect so long as Lessee is not in default hereunder and, in the event of a fire or other casualty, gives Lessor access to insurance proceeds to enable Lessor to fulfill its obligations under Article XIII. Lessee agrees that it will, upon demand, execute and deliver such instruments as necessary to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee, or proposed mortgagee, and in the event of the failure of Lessee to execute such instrument, Lessee hereby nominates and appoints Lessor attorney-in-fact for the purpose of executing any such instrument of subordination.


                                  ARTICLE XVII

                                   ASSIGNMENT

         Lessee shall have the right to assign this Lease, or to sublease the Leased Property for any purpose lawful under the Village of Lansing Zoning Law without the consent of Lessor. Lessee shall remain liable for the payment of all rent and other charges to be paid hereunder and for the performance of all the terms, covenants and conditions herein undertaken by Lessee for the remainder of the original term and any renewal term or terms. If Lessor in its sole discretion consents to an assignment by Lessee, Lessor shall release and discharge Lessee from any further obligation under this Lease or any renewal term or terms.

         Lessor shall have the right to assign the within Lease to a corporation or to a partnership or proprietorship now in existence or hereinafter formed, with no further obligation on the part of Lessor, provided such assignment will not have an adverse affect on any tax abatement applicable to the Leased Premises. Upon such assignment, Lessor shall have no further liability hereunder.

         Lessee shall not mortgage or pledge its leasehold interest in the Premises or its rights under this Lease, except upon the written consent of Lessor, which consent shall not be unreasonably withheld.


                                  ARTICLE XVIII

                                  APPROPRIATION

         If the whole of the Leased Property, or such portion of the building thereon as will make the Leased Property unsuitable for use as a manufacturing facility and office, is taken by condemnation or the right of eminent domain, or by agreement between Lessor and those authorized to exercise such right, then, in any of such events, this Lease shall cease and be terminated from the time when possession is taken by such public authority, and rental and other payments shall be accounted for between Lessor and Lessee as of the date of surrender of possession. Such termination shall be without prejudice to the rights of either Lessor or Lessee to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Any portion of an award attributable to the Leased Property shall be the sole property of Lessor, provided the Lessee is entitled to claim, prove and receive the value of its leasehold improvements, fixtures and moving costs. Neither Lessor nor

         If such default or condition is not corrected or remedied or Lessee has not substantially undertaken a cure within the applicable time period, if any, this Lease and the rights of Lessee thereunder shall, at Lessor's option, cease and terminate. Lessor shall provide written notice of such termination to Lessee.

         Lessor shall have the right to enter and repossess said Leased Property by force, summary or dispossess proceedings, or otherwise, and to dispossess and remove therefrom any and all occupants and their effects without being liable to prosecution or damages therefore, and to hold said premises as if this Lease had ceased by expiration through maturity of the term above specified. Lessee shall pay or cause to be paid to Lessor the deficits between the monthly amount of the rent hereby reserved and the monthly amount of rents which shall be collected and received or might with due diligence be collected and received from the Leased Property during the remainder of the term of this Lease as the several amounts of such deficits shall from month to month be ascertained.

         If Lessor at any time is compelled to pay or elects to pay any sum of money, by reason of the failure of Lessee to comply with any provision of this Lease, or if Lessor reasonably incurs any expense, including reasonable attorney's fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Lessee hereunder, the sum or sums so paid by Lessor, with all interest costs and damages, shall be deemed to be additional rent hereunder and shall be due from Lessee to

Lessor within ten (10) days following the incurring of such respective expenses. Lessor and Lessee agree that in any action or proceeding brought by either Lessor or Lessee against the other on any matters whatsoever arising out of, under or by virtue of the terms of this Lease, that Lessor and Lessee shall and do hereby waive trial by jury.

         Lessee hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through or under it, any right of redemption and for the restoration of the operation to this Lease under any present or future law in case Lessee shall be dispossessed for any cause or in case Lessor shall obtain possession of the Leased Property as herein provided.


                                   ARTICLE XX

                                 LESSOR DEFAULTS

         The Lessor shall be in default of this Lease upon the happening of any of the following events:

         A. Lessor shall fail to keep and perform any of the covenants, agreements or conditions of this Lease to be kept or performed by Lessor after thirty days notice in writing thereof has been delivered to Lessor, and such default shall not have been cured or a cure has been substantially commenced within said thirty day period.

         B. Any of the representations and warranties made by Lessor herein shall prove to have been materially inaccurate when made.

         C. [ ] A Lessor shall (i) file a petition in bankruptcy or a petition seeking reorganization or other relief under applicable bankruptcy or creditors' rights laws or seeking the appointment of a receiver or (ii) have filed against it a petition seeking relief under any of the foregoing which petition shall not have been stayed or dismissed within 60 days after the filing thereof.

         Upon the occurrence of an event of default specified above, which default is not cured or a cure is not substantially undertaken within the applicable time period, if any, Lessee may terminate this Lease upon written notice to Lessor.


                                   ARTICLE XXI

                               NO WAIVER OF RIGHTS

         The failure of Lessor or Lessee to insist upon a strict performance of any term or condition of this Lease shall not be deemed a waiver of any right or remedy that the Lessor or Lessee may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.


                                  ARTICLE XXII

                                 INDEMNIFICATION

         Lessee will indemnify Lessor against all liabilities, damages and other expenses, including reasonable attorney's fees which may be imposed upon, incurred by, or asserted against Lessor by reason of any of the following occurring during the term of this Lease:

         A. Any use or condition of the Leased Property (other than a condition for which Lessor is responsible under this

Lease) or any part thereof, or any parking area, sidewalk, curb or space adjacent thereto;

         B. Any negligence on the part of Lessee, or its agents, contractors, licensees or invitees;

         C. Any personal injury or property damage occurring on or about the Leased Property or any adjoining street, sidewalk, curb or space if caused by the negligence or intentional act of Lessee;

         D. Any failure on the part of Lessee to perform or comply with any covenant required to be performed or complied with by Lessee hereunder.

         If any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee will, at Lessee's expense, resist or defend such action or proceeding by counsel approved by Lessor, such approval not to be withheld unreasonably.

         Lessor will indemnify Lessee against all liabilities, damages and other expenses, including reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Lessee by reason of any of the following:

         A. Any negligent or intentional act on the part of Lessor or its agents, contractors, licensees, invitees or employees.

         B. The failure on the part of Lessor to perform or comply with any covenant or obligation required to be performed or complied with by Lessor hereunder.

         C. The material breach of any representation or warranty made by Lessor in this Lease.

                                  ARTICLE XXIII

                                     BENEFIT

         This Lease and its terms and conditions shall inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns, limited, however, by the provisions herein expressed to the contrary. An assignment for the benefit of creditors of Lessee by an operation of law shall not be effective to transfer or assign Lessee's interests herein without and unless Lessor shall first consent thereto in writing.


                                  ARTICLE XXIV

                                     NOTICES

         Any notice under this Lease must be in writing and must be sent by registered or certified mail, postage prepaid, return receipt requested, to the last address of the party to whom the notice is to be given, as designated by such party in writing. Lessor hereby designates its address as _________________ _______, Ithaca, New York 14850. Lessee hereby designates its address as
________________________, ________________, New York _______. Either party may change its designated address by written notice to the other party, in the manner herein provided.

         Such notice shall be deemed to have been given on the date received by the other party.


                                   ARTICLE XXV

                                ENTIRE AGREEMENT

         This Lease contains the entire agreement and understanding between the parties. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented orally.


                                  ARTICLE XXVI

                                    CAPTIONS

         The captions of this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.


                                  ARTICLE XXVII

                                  SEVERABILITY

         If any provision of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.


                                 ARTICLE XXVIII

                                  GOVERNING LAW

         This Lease shall be governed by, construed and enforced in accordance with the laws of the State of New York.


                                  ARTICLE XXIX

                                    RECORDING

         Lessee shall not record this Lease without written consent of Lessor; however, both parties shall join in the execution of a memorandum or so-called short form of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Premises, and the term of this Lease, shall describe the easements and options set forth in Article I and shall incorporate this Lease by reference.



                                   ARTICLE XXX

                              LESSEE'S CERTIFICATE

         At any time within ten(10) days after request by Lessor, Lessee, by written instrument, duly executed and acknowledged, shall certify to Lessor, any Mortgagee, assignee of a Mortgagee, any purchaser, or any person specified by Lessor, to the effect (a) whether or not Lessee is in possession of the Leased Premises; (b) whether or not this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Lessor, or any duty or obligation of Lessee (and, if so, specifying the same); and (d) dates, if any, to which any rent or other charges have been paid in advance.


                                  ARTICLE XXXI

                                    NO BROKER

         Lessor and Lessee warrant and represent that each has dealt with no broker and shall indemnify and hold each other harmless for any and all claims from any broker, including reasonable attorney's fees.

         IN WITNESS WHEREOF, the parties have executed these presents in duplicate on the day and year first above written.


                                        BOMAX PARTNERSHIP
                                        (Lessor)

                                        By:_____________________________________

                                        Title: General Partner


                                        ITHACA PERIPHERALS INCORPORATED

                                        By:_____________________________________

                                        Title:__________________________________


STATE OF NEW YORK       )
                        )ss:
COUNTY OF ______________)

         On this _____ day of __________, 1991, before me, the subscriber, personally appeared _____________________________________ to me personally known, who, being by me duly sworn, did depose and say that he resides at _____________________________ that he is a general partner of BOMAX PARTNERSHIP, a New York general partnership, described in and which executed the above lease.



                                        ________________________________________
                                        Notary Public





STATE OF NEW YORK       )
                        )ss:
COUNTY OF ______________)

         On this _____ day of __________, 1991, before me, the subscriber, personally appeared _____________________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at _____________________________, that he is an officer of ITHACA PERIPHERALS INCORPORATED, on whose behalf he signed the above lease.


                                        ________________________________________
                                        Notary Public

                                GUARANTY OF LEASE

         WHEREAS, BOMAX PROPERTIES as Lessor, and ITHACA PERIPHERALS INCORPORATED, as Lessee, have entered into a Lease Agreement dated _____________ _____, 1991 for the lease of premises at ____ Bomax Drive, Village of Lansing, New York (the "Lease"); and

         WHEREAS, BOMAX PROPERTIES has required that ITHACA PERIPHERALS INCORPORATED furnish a guaranty of the Lease executed by its parent, TRIDEX CORPORATION;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, TRIDEX CORPORATION ("Guarantor") hereby guarantees unto BOMAX PROPERTIES the full and faithful performance of all of the obligations of ITHACA PERIPHERALS INCORPORATED under the Lease, including, without limitation, the prompt payment of all base rent and additional rent due under the Lease or under any renewal or extension thereof.

         BOMAX PROPERTIES agrees to give to Guarantor written notice of any default by ITHACA PERIPHERALS INCORPORATED under the Lease at the address set forth below (or at such other address as the Guarantor may designate in writing), and to permit Guarantor to cure any such default within any applicable cure period set forth in the Lease.

DATED:  _______________________________

Address for Notices:                              TRIDEX CORPORATION
         215 West Main Street
         Westport, CT 06880                       By: __________________________
                                                  Title: _______________________

                                                  BOMAX PROPERTIES

                                                  By: __________________________
                                                  Title: _______________________